Exhibit 10.3

MINERAL PROPERTY OPTION AGREEMENT AMENDMENT NO. 2

This Mineral Property Option Agreement Amendment No. 2 (this "Agreement") is dated for reference the 23rd day of April, 2009, between Starfire Minerals Inc. (the "Owner") and Santos Resource Corp. ("Santos").

WHEREAS the parties to this Agreement entered into a mineral property option agreement dated the 25th day of June, 2007, which was amended by amending agreement dated as of the 29th day of May, 2009 (collectively, the "Mineral Property Agreement").

AND WHEREAS the parties desire to amend the Mineral Property Agreement to amend the terms to exercise the Option, as more particularly as described herein.

NOW THEREFORE in consideration of the mutual covenants and promises contained herein, the parties agree on the following terms:

1.         Definitions.  Capitalized terms not defined herein shall have the meaning defined in the Mineral Property Agreement.

2.         Amendment to Terms to Exercise Options.  Paragraph 2.2(c)(ii) of the Mineral Property Agreement is deleted in its entirety and replaced with the following:

(ii)         an additional twenty-five thousand ($25,000) dollars to be incurred as follows:

(A)       ten thousand two hundred sixty ($10,260) dollars on or before May 11, 2009; and

(B)       fourteen thousand seven hundred forty ($14,740) dollars on or before April 30, 2010.

3.         Continuing Effect.  The Mineral Property Agreement shall remain in full force and effect and unamended in all respects except as amended by this Agreement, and this Agreement and the Mineral Property Agreement shall hereafter be read as one agreement.

4.         Enurement.  This Agreement and the Mineral Property Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors, and permitted assigns.

5.         Conflict.  In the event of a conflict between this Agreement and the Mineral Property Agreement, the terms and conditions of this Agreement shall govern.

6.         Execution by Counterparts.  This Agreement may be executed by the parties hereto in as many counterparts as may be necessary, and each such agreement so executed shall be deemed to be an original and, provided that all of the parties have executed a counterpart, such counterparts together shall constitute a valid and binding agreement, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.  Such executed copy may be transmitted by telecopied facsimile or other electronic method of transmission, and the reproduction of signatures by facsimile or other electronic method of transmission will be treated as binding as if originals.

IN WITNESS WHEREOF the parties hereto have entered into this Agreement as of the date hereinbefore set out.
STARFIRE MINERALS INC. per: /s/ Dan Mosher Authorized Signatory	SANTOS RESOURCE CORP. per: /s/ Richard Pierce Richard Pierce, President